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CONSENT OF MINE RESERVES ASSOCIATES, INC.                   EXHIBIT 23.2


TO THE BOARD OF DIRECTORS OF GLAMIS GOLD LTD.

We consent to the incorporation by reference into a Registration Statement on Form S-8 of Glamis Gold Ltd. in respect of its Incentive Share Purchase Option Plan date for reference September 30, 1995 of our verification of the ore reserves of Glamis Gold Ltd. as such appears on page 11 of the Report on Form 10-K of Glamis Gold Ltd. for the Period ended December 31, 1998.


DATED this 23rd day of March 1999.

"SIGNED"
MINE RESERVES ASSOCIATES, INC.